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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                           Date of Report: May 1, 2001
                        (Date of earliest event reported)


                         INLAND REAL ESTATE CORPORATION
             (Exact name of registrant as specified in the charter)


           Maryland                      0-28382                36-3953261
 (State or other jurisdiction     (Commission File No.)       (IRS Employer
       of incorporation)                                   Identification No.)

                              2901 Butterfield Road
                            Oak Brook, Illinois 60523
                    (Address of Principal Executive Offices)

                                 (630) 218-8000
              (Registrant's telephone number including area code)

                                       N/A

          (Former name or former address, if changed since last report)



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ITEM 5.           OTHER EVENTS

         On May 1, 2001, we filed a lawsuit in the Circuit Court of Cook County against Samuel A. Orticelli. Mr. Orticelli served as our General Counsel and Secretary from July 1, 2000 until he was terminated on April 6, 2001. We are seeking a declaration that either: (A) an employment agreement dated December 14, 2000 between Mr. Orticelli and the Company is voidable and unenforceable due to: (A) (1) fraud in the inducement; (2) a failure by Mr. Orticelli to fully disclose all material facts relating to that contract and to properly obtain authority for the contract from our board of directors; and (3) a breach by Mr. Orticelli of his fiduciary duty to the Company and our board; or (B) that Mr. Orticelli was properly terminated "for cause" under the December agreement. We are also seeking damages from Mr. Orticelli for the breach of his fiduciary duty.

         Mr. Orticelli also filed a lawsuit on May 1, 2001 against the Company. Mr. Orticelli claims that we terminated him without cause and therefore have breached the December agreement and the Illinois Wage Payment and Collections Act by failing to pay the amount of compensation due to him upon a termination without cause. Mr. Orticelli also claims that the Company is liable for his costs and attorneys fees incurred by him in the case.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.  Not Applicable.

         (b)      Pro Forma Financial Information.  Not Applicable

         (c)      Exhibits.  None.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         INLAND REAL ESTATE CORPORATION

         Dated May 22, 2001



         By:  /s/ Robert D. Parks
              -------------------------------------------
               Robert D. Parks,
               President and Chief Executive Officer





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